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                                                        Exhibit B


                        NEES GLOBAL, INC.
           Statement of Income and Accumulated Deficit
            For the Twelve Months Ended March 31, 1998
                (Unaudited, Subject to Adjustment)
                      (thousands of dollars)



INCOME
------

Services rendered to non-affiliated companies                    $   497
Equity in Earnings - HydroServ Group, LLC                           (158)
                                                                 -------
         Total Income                                             $  339
                                                                 -------


EXPENSE
-------

Administrative and General Expenses                              $ 4,584
Income taxes                                                      (1,210)
                                                                 -------

Total Expenses                                                     3,374


Net Loss                                                          (3,035)
                                                                 =======

Accumulated deficit at beginning of period                        (6,434)

Accumulated deficit at end of period                             $(9,469)
                                                                 =======